UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 26, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On January 26, 2015, CorEnergy Infrastructure Trust, Inc. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland, which Articles Supplementary were effective on filing, classifying 23,000 authorized but unissued shares of the Company’s Preferred Stock, par value $.001 per share, as 7.375% Series A Cumulative Redeemable Preferred Stock with a stated value per share of $2,500.00 (the “Series A Preferred Stock”). On January 27, 2015, the Company completed an underwritten public offering of 2,000,000 depositary shares, each representing 1/100th of a share of the Series A Preferred Stock with a liquidation preference of $25.00 per depositary share, pursuant to the underwriting agreement filed as an exhibit to the Company's Form 8-K dated January 22, 2015.

Under the Articles Supplementary, holders of the depositary shares and the underlying Series A Preferred Stock are entitled to receive cumulative dividends before any dividends are paid to the common stockholders at the rate per share of 7.375% of the stated value per annum, payable quarterly in arrears. Upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to stockholders a liquidation preference of $2,500.00 per share ($25.00 per depositary share), plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution or payment shall be made to the holders of any junior securities, including the common stock.

The Class A Preferred Stock is not redeemable prior to January 27, 2020, except (i) in limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a real estate investment trust for federal income tax purposes, and (ii) as described below upon a Change of Control (as defined in the Articles Supplementary). On or after January 27, 2020, the Company may, at its option, redeem the Class A Preferred Stock at any time in whole, or from time to time in part, for cash at a price per share equal to the liquidation preference of $2,500.00 per share ($25.00 per depositary share), plus any accrued and unpaid dividends (whether or not declared) thereon to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Class A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a price of $2,500.00 per share ($25.00 per depositary share) plus, subject to exceptions, any accumulated, accrued and unpaid dividends to, but excluding, the date of redemption. If the Company exercises any of its redemption rights relating to the Class A Preferred Stock, the holders of such redeemed shares will not have the conversion rights described below. The shares of Class A Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted in connection with a Change of Control.

Upon the occurrence of a Change of Control, each holder of depositary shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem the depositary shares) to direct the depositary, on such holder's behalf, to convert some or all of the shares of Series A Preferred Stock underlying the depositary shares held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per depositary share determined in accordance with the terms set forth in the Articles Supplementary.

Holders of shares of the Class A Preferred Stock generally do not have any voting rights. If, however, the Company has not paid dividends on the Class A Preferred Stock or any other then outstanding series of preferred stock for six or more quarterly periods, whether or not consecutive, holders of the Class A Preferred Stock, together with holders of any such other classes of preferred stock that are entitled to similar voting rights, will be entitled to elect two additional directors to the Company’s board of directors until all unpaid dividends on the Class A Preferred Stock and such other series of preferred stock have been paid or declared and set apart for payment and dividends thereon for the current quarterly period have been declared and paid or declared and set apart for payment. Certain material adverse changes to the terms of the Class A Preferred Stock cannot be made without the affirmative vote of at least 66-2/3% of the outstanding shares of Class A Preferred Stock.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 27, 2015, the Company issued a press release announcing the closing of the underwritten public offering of depositary shares, each representing 1/100th of a share of its newly designated Series A Preferred Stock.  The Company plans to use the net proceeds from the offering from the offering to repay indebtedness under the Company’s revolving line of credit and for general corporate purposes.  That press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1
Articles Supplementary, dated January 22, 2015, Establishing and Fixing the Rights and Preferences of the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock. Incorporated by reference to the Registrant’s registration statement on Form 8‑A, filed January 26, 2015.*

99.1	Press Release announcing Closing of Offering of Series A Cumulative Redeemable Preferred Stock, dated January 27, 2015

SEC File No. 1-33292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 27, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing Closing of Offering of Series A Cumulative Redeemable Preferred Stock, dated January 27, 2015.